As filed with the Securities and Exchange Commission on March 11, 2024
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Owlet, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-1615012 (I.R.S. Employer Identification Number)
3300 North Ashton Boulevard, Suite 300 Lehi, Utah 84043 (Address of Registrant’s principal executive offices)
Owlet, Inc. 2021 Incentive Award Plan
Owlet, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plans)

Kurt Workman
Chief Executive Officer
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
(844) 334-5330
(Name, address and telephone number of agent for service)
With copies to:
Benjamin Potter
Drew Capurro
Ellen Smiley
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 527,846 shares of common stock of Owlet, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File Nos. 333-259663, 333-263868 and 333-271885) are effective: (i) the Owlet, Inc. 2021 Incentive Award Plan which, as a result of the operation of an automatic annual increase provision therein, added 439,872 shares of common stock, and (ii) the Owlet, Inc. 2021 Employee Stock Purchase Plan which, as a result of the operation of an automatic annual increase provision therein, added 87,974 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission on September 20, 2021 (File No. 333-259663), March 25, 2022 (File No. 333-263868), and May 12, 2023 (File No. 333-271885) are incorporated by reference herein except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 8, 2024;

(b)    The Registrant’s Current Reports on Form 8-K filed with the Commission on February 26, 2024 and March 4, 2024; and

(c)    The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A, filed with the SEC on September 14, 2020, as updated by Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 8, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description of Document
4.1
Second Amended and Restated Certificate of Incorporation of Owlet, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 8, 2024).

4.2
Certificate of Designation of Series A Convertible Preferred Stock of Owlet, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 21, 2023).

4.3
Second Amendment to the Second Amended and Restated Certificate of Incorporation of Owlet, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 7, 2023).

4.4	Amended and Restated Bylaws of Owlet, Inc. (incorporated by reference to Exhibit 3.4 of the Registrant’s S-4 Registration Statement, filed with the Commission on March 31, 2021).
4.5
Certificate of Designation of Series B Convertible Preferred Stock of Owlet, Inc. incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on March 4, 2024).

5.1*	Opinion of Potter Anderson & Corroon LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).
99.1#	Owlet, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 21, 2021).
99.2#	Owlet, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 21, 2021).
107*	Filing Fee Table.

* Filed herewith # Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah on this 11th day of March 2024.

OWLET, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt Workman and Kathryn R. Scolnick his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kurt Workman	Chief Executive Officer and Director	March 11, 2024
Kurt Workman	(Principal Executive Officer)

/s/ Kathryn R. Scolnick	Chief Financial Officer	March 11, 2024
Kathryn R. Scolnick	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lior Susan	Chairman of the Board	March 11, 2024
Lior Susan

/s/ Zane M. Burke	Director	March 11, 2024
Zane Burke

/s/ Laura J. Durr	Director	March 11, 2024
Laura J. Durr

/s/ Melissa A. Gonzales	Director	March 11, 2024
Melissa A. Gonzales

/s/ John C. Kim	Director	March 11, 2024
John C. Kim

/s/ Amy N. McCullough	Director	March 11, 2024
Amy N. McCullough

/s/ Marc F. Stoll	Director	March 11, 2024
Marc F. Stoll